UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006
Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

20 Bushes Lane Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)
Registrant’s telephone number, including area code: (201) 791-3200
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On January 6, 2006, Berliner Communications Inc. (“BCI”) entered into employment agreements (“Agreements”) with two of its senior executive officers, Richard B. Berliner, its Chairman and Chief Executive Officer and Patrick G. Mackey, its Senior Vice President and Chief Financial Officer. The Agreements were effective as of January 1, 2006 and have a term of one year.
Pursuant to the Agreements, Mr. Berliner and Mr. Mackey are required to devote all of their business time, attention, skill and efforts exclusively to the business and affairs of BCI. If either of their employment is terminated by BCI for “Without Cause” (as defined in the Agreements) or if either resign for “Good Reason” (as defined in the Agreements), each would be entitled to an amount equal to his base salary then in effect for the remainder of the employment term (as defined in the Agreements) or for six months, whichever is longer. Payments made to each in connection with his termination of employment are generally subject to his delivery to BCI of a general release of claims. Under the Agreements, for twenty-four months following their termination of employment (twelve months, in certain cases), each will be subject to certain non-competition and non-solicitation restrictions.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC
Date: January 11, 2006	By:	/s/ Lynn D. Toomey
Lynn D. Toomey
Assistant Secretary